Exhibit 21.1

Subsidiaries of Applovin Corporation

Name of Subsidiary	Jurisdiction of Organization

AppLovin Corporation	United States

7 Minute Games Corporation	United States

Acquired IO LLC	United States

Adeven Israel Ltd	Israel

Adjust Brasil Licenciamento do Software Ltda	Brazil

Adjust France SARL	France

Adjust GmbH	Germany

Adjust Gmbh Co,. Ltd.	China

adjust Inc.	United States

Adjust Software India LLP	India

adjust International Holding GmbH	Germany

adjust K.K.	Japan

Adjust Korea Ltd	Korea (the Republic of)

Adjust Singapore PTE LTD	Singapore

Adjust Software Limited	England

AppLovin Business Consulting	China

AppLovin Active Holdings, LLC	United States

AppLovin Canada Corporation	Canada

AppLovin Cayman Limited	Cayman Islands

AppLovin Corporate Limited	Cayman Islands

AppLovin Cyprus Limited	Cyprus

AppLovin Games, LLC	United States

AppLovin GmbH	Germany

AppLovin KK	Japan

AppLovin Limited	Ireland

AppLovin Studios, LLC	United States

Arena of Stars LLC	United States

Belka Games, LLC	United States

Bubblegum Games, LLC	United States

Clipwire Games Inc.	Canada

Cognant LLC	United States

Epic Action LLC	United States

Epic War LLC	United States

Firecraft Studios Limited Corp	Cayman Islands

Fractional Media, Inc.	United States

Geewa a.s.	Czech Republic

HippoTap, LLC	United States

Lion Studios, LLC	United States

Machine Zone KK	Japan

Machine Zone Germany GmbH	Germany

Machine Zone, Inc.	United States

Magic Tavern, Inc.	United States

MagicAnt, Inc.	Japan

MagicAnt, LLC	Japan

Mobile War LLC	United States

Morocco, Inc.	United States

MZ IP Holdings LLC	United States

PeopleFun CG, LLC	United States

PeopleFun, Inc.	United States

Redemption Games, Inc.	United States

SafeDK Mobile Ltd	Israel

Samfinaco Limited	Cyprus

Satori Worldwide, LLC	United States

Spinx Studios LLC	United States

Supreme City Games LLC	United States

Tetris IP Holdings, LLC	United States

Thrive Games, LLC	United States

Unbotify Ltd	Israel

Word and Sudoku Games LLC	United States

ZenLife Games Limited	Cyprus

ZenLife Games Ptd. Ltd.	Singapore

Zeroo Gravity Games LLC	United States